EXHIBIT 10.12


        AMENDMENT NO. 1 TO CONSULTING AGREEMENT OF PHILLIP ERIC POWELL


      This is the First Amendment ("First Amendment") to the Consulting Agreement of Phillip Eric Powell entered into as of January 1, 2005 (the "Agreement"), by and between First Cash Financial Services, Inc. (the "Company"), a Delaware corporation, and Phillip Eric Powell (the "Consultant"). This First Amendment shall apply prospectively and is effective as of March 9, 2007.

      WHEREAS, Consultant is presently serving the Company as an independent contractor pursuant to the Agreement between the parties (said Agreement including all previous amendments and/or addenda, if any), and the parties desire to modify the Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. In paragraph 7(a) of the Agreement, after the term "$500,000" insert the phrase "until January 1, 2007, at which time the annual rate shall be increased to $600,000."

     2. Except as modified herein, the remainder of the Agreement shall remain unchanged.

      CONSULTANT ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS FIRST AMENDMENT WITH HIS PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY.


 FIRST CASH FINANCIAL SERVICES, INC.           CONSULTANT


 By:_____________________________              ______________________________
    Richard T. Burke                           Phillip Eric Powell
    Director